Exhibit 99.1

Singularity Future Technology Announces Receipt of Nasdaq Notice of
Delisting and Intention to Request Hearing

Great Neck, N.Y., October 7, 2022 – Singularity Future Technology Ltd. (“Singularity” or the “Company”) (Nasdaq: SGLY) announced today that on October 3, 2022, it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing before the Panel. The hearing request will stay any delisting or suspension action through October 25, 2022. Pursuant to the Nasdaq Listing Rules, in connection with the hearing request, the Company will request that the automatic stay be extended through the conclusion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2022, the Company received a delinquency notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and was provided 60 days to submit a plan to regain compliance. On July 25, 2022, and September 14, 2022, the Company submitted its plan to regain compliance and supplementary information related to the plan, respectively (collectively, the “Compliance Plan”).

Based on the review of the Compliance Plan as well as telephone conversations with outside counsel to the Company and counsel to the Company’s special committee of the board of directors, the Staff has determined that the Company did not provide a definitive plan evidencing its ability to file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (collectively, the “Reports”) within the 180 calendar day period available to the Staff under the Nasdaq Listing Rules. Specifically, the Notice referenced several aspects of the Compliance Plan that raise substantial doubts about the Company’s ability to regain compliance: (i) the unreasonably short timeframe for the Company to file the Reports based on the anticipated timeframe the Company’s special committee of the board of directors needs to substantially complete its investigation; (ii) the Company’s ability to engage a new independent registered public accounting firm; and (iii) the departure of both the Company’s Chief Executive Officer and Chief Financial Officer.

While the Company intends to make every effort to maintain its listing, there can be no assurance that the Panel will grant the Company’s request for an extended stay or request for continued listing, nor can there be any assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing.

About Singularity Future Technology Ltd. (Nasdaq: SGLY)

On January 3, 2022, the Company changed its name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. (Nasdaq: SGLY). Since 2020, the Company plans to develop a presence in the Blockchain supply management area by focusing on solutions for globally interconnected networks and establishing crypto mining pools. As the Blockchain landscape constantly shifts, the Company strives to provide involvement and an ecosystem for its clients in this ever-changing space. The Company is building on its existence as a global logistics and ship management services company, founded in 2001 in New York, with subsidiaries in New York, Houston, Montreal, Hong Kong, Shanghai, and Ningbo, China. The Company provides customers with all of their shipping logistics and agency needs as a full-service provider. Additional information about the Company can be found on the Company's corporate website at www.singularity.us.

Forward-Looking Statements

Certain statements made herein that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SGLY@globalirpartners.com